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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                               December 31,  October 16,
                                                               2001 through  2002 through            Three Months     Three Months
                                                                October 15,  December 28,           Ended March 29,  Ended April 3,
                                   1999      2000      2001        2002         2003         2003        2003            2004
                                  -------  --------   -------  ------------  ------------  -------  ---------------  --------------
Earnings before fixed charges:
  Income (loss) before taxes,
  extraordinary items and
  accounting changes              $ 7,484  $ (5,794)  $ 7,414     $(2,755)     $(3,179)    $ 1,709      $(2,029)        $  (327)
Portion of rents representative
  of interest factor                6,197     6,116     6,038       4,600        1,211       7,054        1,763           1,928
Interest on indebtedness            5,775     6,905     6,825       5,206        2,210      11,157        2,639           2,795
                                  -------  --------   -------     -------      -------     -------      -------         -------
Earnings (loss) before fixed
  charges:                        $19,456  $  7,227   $20,277     $ 7,051      $   242     $19,920      $ 2,373         $ 4,396
                                  =======  ========   =======     =======      =======     =======      =======         =======


Fixed Charges:
Portion of rents representative
  of interest factor              $ 6,197  $  6,116   $ 6,038     $ 4,600      $ 1,211     $ 7,054      $ 1,763         $ 1,928
Interest on indebtedness            5,775     6,905     6,825       5,206        2,210      11,157        2,639           2,795
                                  -------  --------   -------     -------      -------     -------      -------         -------
Total fixed charges               $11,972  $ 13,021   $12,863     $ 9,806      $ 3,421     $18,211      $ 4,402         $ 4,723
                                  =======  ========   =======     =======      =======     =======      =======         =======


Ratio of earnings to fixed
  charges                             1.6       0.6       1.6         0.7          0.1         1.1          0.5             0.9
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